CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated August 27, 2025, relating to the financial statements and financial highlights of RiverNorth Opportunities Fund, Inc., which are included in Form N-CSR for the year ended June 30, 2025, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

August 14, 2026